Exhibit 10.8

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of March 30, 2004, by and between SILICON VALLEY BANK (“Bank”) and NETLOGIC MICROSYSTEMS, INC. (“Grantor”).

RECITALS

A. Bank has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the “Loans”) in the amounts and manner set forth in the Amended and Restated Loan and Security Agreement by and between Bank and Grantor, dated March 30, 2004 (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement), and the AR Financing Loan Agreement by and between Bank and Grantor, dated March 30, 2004 (as the same may be amended, modified or supplemented from time to time, the “Formula Revolver Loan Agreement”). Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain Copyrights, Trademarks, Patents, and Mask Works to secure the obligations of Grantor under the Loan Agreement, the other Loan Documents and the Formula Revolver Loan Agreement.

B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its obligations under the Loan Agreement, the other Loan Documents and the Formula Revolver Loan Agreement, Grantor grants and pledges to Bank a security interest in all of Grantor’s right, title and interest in, to and under its Intellectual Property Collateral (including without limitation those Copyrights, Patents, Trademarks and Mask Works listed on Schedules A, B, C, and D hereto), and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

Upon the earlier of (1) the IPO, and (2) Bank’s determination that Grantor has had two (2) consecutive fiscal quarters with a net profit, as determined in accordance with GAAP, Bank’s security interest in the Intellectual Property Collateral shall terminate and Bank shall take all actions reasonably required to give effect to, and evidence of, the release of the Intellectual Property from the Collateral. The foregoing notwithstanding, the Collateral shall include at all times all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Moreover, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically and at all times include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in the Rights to Payment.

IN WITNESS WHEREOF, the parties have cause this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

GRANTOR:

Address of Grantor:		NETLOGIC MICROSYSTEMS, INC.

450 National Avenue Mountain View, CA 94043		By:	/s/ Ronald S. Jankov

		Title:	President and CEO
Attn:	Don Witmer
BANK:

Address of Bank:		SILICON VALLEY BANK

3003 Tasman Drive Santa Clara, CA 95054-1191		By:	Teresa Li
		Title:	Vice President
Attn: Loan Services

EXHIBIT A

Copyrights

Description	Registration/ Application Number	Registration/ Application Date

EXHIBIT B

Patents

Description	Registration/ Application Number	Registration/ Application Date

EXHIBIT C

Trademarks

Description	Registration/ Application Number	Registration/ Application Date

EXHIBIT D

Mask Works

Description	Registration/ Application Number	Registration/ Application Date

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